UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 19, 2011

Emergent BioSolutions Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 795-1800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2011, the Compensation Committee of the Board of Directors of Emergent BioSolutions Inc. (the “Company”) amended and restated the Emergent BioSolutions Inc. Senior Management Severance Plan that was adopted on November 7, 2011 (the “Severance Plan”) as follows:

•
the definition of “Applicable Bonus” in the Severance Plan was revised to read as follows: “Applicable Bonus” shall mean the Participant’s individual annual target bonus at the time of termination; and

•	the period during which certain non-solicitation, no-hire, and non-competition restrictions apply for any participant was capped at one year.

The Compensation Committee also amended the percentage of base salary and bonus and the stated period for continued employee benefits to which R. Don Elsey is entitled under the circumstances described in the amended and restated Severance Plan in connection with a change of control to 150% and 18 months, respectively.

A copy of the Emergent BioSolutions Inc. Amended and Restated Senior Management Severance Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Amendment Agreement is qualified in its entirety by reference to the full text of the agreement.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits

        10.1 Emergent BioSolutions Inc. Amended and Restated Senior Management Severance Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2011	EMERGENT BIOSOLUTIONS INC.
	By:	/s/Jay G. Reilly Jay G. Reilly General Counsel